AVERAGE ANNUAL RETURN COMPUTATION

   The Average Annual Return for the Fund was computed according to the following formula:

                      n
  FORMULA:     P(1+T) =ERV

   Where:           P =               a hypothetical investment of $1,000

                    T =               average annual total return

                    n =               number of years

                  ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof)



                                  ENDING       AVERAGE
       PERIOD                   REDEEMABLE   ANNUAL RATE
      COVERED                     VALUE       OF RETURN       FORMULA *
      -------                     -------     -------        ------------

10 YEARS ENDED 10/31/96         6,031.75       19.69%     @RATE(6031.75,1000,10)

5 YEARS ENDED 10/31/96          2,860.54       23.39%     @RATE(2860.54,1000,5)

YEAR ENDED 10/31/96             1,126.77       12.68%     @RATE(1126.77,1000,1)



     Average annual rates of returns reflect dividends and distributions reinvested at market value.


    * LOTUS 123 @RATE FUNCTION:

        @RATE(FV,PV,TERM) The periodic interest rate necessary for present value "pv", to grow to future value "fv", over the number of compounding periods in "term".